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                                                                   Exhibit 10.13

             AGREEMENT CONCERNING "SPLIT-DOLLAR" LIFE INSURANCE PLAN



                  AGREEMENT made this 16th day of June, 1995, between BED BATH & BEYOND, INC. (the "Employer"), JAY D. WAXENBERG, as Trustee (the "Trustee") of the LEONARD JOSEPH FEINSTEIN LIFE INSURANCE TRUST, dated May 18, 1993 (the "Trust"), LEONARD JOSEPH FEINSTEIN and SUSAN FEINSTEIN.

                  WHEREAS:

                  1. The Trust owns two policies of insurance on the joint lives of LEONARD JOSEPH FEINSTEIN and his wife, SUSAN FEINSTEIN (the "Insureds").


                  2. The policies of insurance owned by the Trust and referred to in this Agreement were issued by the NEW YORK LIFE INSURANCE COMPANY as Policy No. 44902629 and by the GUARDIAN LIFE INSURANCE COMPANY OF AMERICA as Policy No. 3731898, respectively. In this Agreement, each insurance company is referred to as the "Insurer", both insurance companies are collectively referred to as the "Insurers", each policy is referred to as the "Policy" and both policies are collectively referred to as the "Policies".


                  3.   LEONARD JOSEPH FEINSTEIN is employed by the Employer.


                  4. The Employer has agreed to establish a split-dollar life insurance plan (the "Plan") to assist the Trust in paying premiums due on the Policies.


                  5. The Trust has agreed to assign to the Employer certain specific rights in and to the Policies in consideration of payment by the Employer of premiums due on the Policies.

                  NOW, THEREFORE, the Employer, the Trust and the Insureds agree that:


                  1. Payment of Premiums: On or before the date or dates on which each premium becomes due (a) the Trust will pay to each Insurer a portion of the premium for the Policy issued by it equal to the current term rate (defined below) for the portion of the insurance proceeds the Trust would receive on the death of the last surviving Insured during the year in which such premium is due and (b) the Employer will pay to each
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Insurer the balance of the premium for the Policy issued by it. The "current term rate" with respect to each Policy is (a) while the Insureds are both living, an amount equal to the lesser of the issuing Insurer's rate for a joint/survivorship one year term life insurance policy available to all standard risks or the rate determined under the principles of Revenue Rulings 64-328 and 66-110 (commonly known as the "U.S. 38 rates") and (b) while only one of the Insureds is living, an amount equal to the lesser of the issuing Insurer's rate for a single life one year term life insurance policy available to all standard risks or the rate determined under the principles of Revenue Rulings 64-328 and 66-110 (commonly known as the "P.S. 58 rates").


                  2. Dividends: Dividends declared by each Insurer will be used to purchase additional paid-up insurance on the lives of the Insureds and not to reduce any premium due on the Policy issued by it.


                  3. Policy Ownership and Collateral Assignment: The Trust will continue to own each Policy and shall assign to the Employer, subject to the terms and conditions of each Policy and to any superior liens that each Insurer may have against the Policy issued by it, the following specific rights in and to each Policy:

                       (a) The right to obtain, upon surrender of said Policy by the Trust, an amount from the surrender proceeds equal to but not exceeding the amount of the Employer's interest in the Policy (as defined in Paragraph 4 below). If the amount of the Employer's interest in the policy exceeds the surrender proceeds, any shortfall shall be paid to the Employer by the Insureds.

                       (b) The right to collect, upon a claim by the Trust under said Policy by reason of the death of the Insureds, an amount from the proceeds equal to but not exceeding the amount of the Employer's interest in the Policy (as defined in Paragraph 4 below).

                       (c) The exclusive right to obtain loans secured by said Policy; provided, however, that the aggregate amount of such loans, together with interest, shall at no time exceed the aggregate amount of premiums paid by the Employer with respect to said Policy, and all interest charges with respect to such loans shall be paid by the Employer.

                  As owner of each Policy, the Trust will possess and exercise exclusively all remaining rights in and to each Policy not otherwise assigned to the Employer by reason of this Agreement, including, without limitation, the right to assign each Policy to a third party, the right to designate the


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beneficiary or beneficiaries of any death benefit of each Policy in excess of the Employer's interest in the Policy and the right to surrender each Policy.

                  The Employer agrees that it will not exercise its rights in and to the Policies in any way that may conflict with the exercise by the Trust of its rights in and to the Policies or that may delay or otherwise interfere with receipt by its designated beneficiary or beneficiaries of any death benefit under each Policy in excess of the Employer's interest in the Policy. The Employer agrees that it will not assign its rights in and to the Policies to any person or entity other than the Trust without the prior consent of the Trustee.

                  The Trust agrees to notify the Employer of any assignment of its rights in and to each Policy, in whole or in part.


                  4. Employer's interest in the Policy: With respect to each Policy, the amount of the Employer's interest in the Policy, wherever referred to in this Agreement, is an amount equal to (1) the difference between (i) the aggregate amount of premiums paid by the Employer with respect to said Policy and (ii) the aggregate amount, if any, paid by or on behalf of the Trust to the Employer in reimbursement of premiums paid by the Employer with respect to said Policy, less (2) the amount of any loans from the Insurer to the Employer against the cash value of said Policy, plus any interest thereon.


                  5. Termination of Agreement: This Agreement will terminate with respect to each Policy upon whichever of the following is the first to occur:

                       (a)  Surrender of the Policy by the Trust.

                       (b) Payment by or on behalf of the Trust to the Employer of an amount equal to the amount of the Employer's interest in the Policy.

                       (c)  The death of the last survivor of the Insureds.

                  Upon termination of this Agreement and receipt by the Employer of the amount of the Employer's interest in the Policy, the Employer agrees to execute such documents as may be reasonably required by the Trust to release the Employer's rights in and to said Policy.


                  6. Amendment and Effect: This Agreement contains the entire understanding between the Trust, the Employer and the


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Insureds concerning the matters addressed herein. This Agreement, or any of its provisions, may not be amended, supplemented, modified or waived unless by a writing signed by the party to be bound thereby. If any provision of this Agreement is determined to be void, invalid or unenforceable, the remaining provisions will not be affected, but will continue effect as though such void, invalid or unenforceable provision were not originally a part of this Agreement. This Agreement will benefit and bind the heirs, executors, administrators, personal representatives, successors and assigns of each of the parties hereto. Notwithstanding the foregoing, the Trustee is entering into this Agreement solely in his capacity as Trustee and not individually.


                  7. Special Provisions: The following provisions are part of this agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                       (a)  The named fiduciary:  The Employer.

                       (b) The funding policy under this Plan is that all premiums on the Policies shall be remitted to the Insurer when due.

                       (c) Direct payment by the Insurers is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.

                       (d) For claims procedure purposes, the "Claims Manager" shall be the Secretary of the Employer.

                            (1) If for any reason a claim for benefits under this plan is denied by the Employer, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of the claim, all written in a manner calculated to be understood by the claimant. For this purpose:
                                    (A)  The claimant's claim shall be deemed
                                         filed when presented orally or in
                                         writing to the Claims Manager.



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                                    (B)  The Claims Manager's explanation shall
                                         be in writing delivered to the claimant
                                         within 90 days of the date the claim is
                                         filed.

                            (2) The claimant shall have 60 days following receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant's representative may submit pertinent documents and written issues and comments.

                            (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of the claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.


                  8. Governing Law: This Agreement will be governed by and its validity, effect and interpretation determined by the laws of the State of New Jersey applicable to contracts made and to be performed wholly in that state.


                  9. Further Assurances: Each party, upon the other's request and without cost to the other, agrees to take any action, and to sign, acknowledge and deliver to the other party any additional document, necessary or expedient to effectuate the purposes of this Agreement.


                  10. Counterparts: This Agreement may be executed in counterparts, each of which will be an original, which together will constitute one Agreement.


                  IN WITNESS WHEREOF, the parties have signed this



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Agreement as of the day and year first written above.



ATTEST:                                     BED BATH & BEYOND, INC.

/s/Leonard Feinstein                        By: /s/Warren Eisenberg
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WITNESS:                                    LEONARD JOSEPH FEINSTEIN LIFE
                                            INSURANCE TRUST, UNDER
                                            AGREEMENT DATED MAY 18, 1993


/s/ Kenna Hudson                            By: /s/ Jay D. Waxenberg
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                                                JAY D. WAXENBERG, as
                                                Trustee and not
                                                individually



/s/ Debra Aisenberg                         /s/Leonard Joseph Feinstein
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                                            LEONARD JOSEPH FEINSTEIN



/s/ Debra Aisenberg                         /s/Susan Feinstein
- - - ----------------------------                ----------------------------
                                            SUSAN FEINSTEIN




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